News Release
Republic First Bancorp, Inc.
January 22, 2015

REPUBLIC FIRST BANCORP, INC. REPORTS DEPOSIT GROWTH OF 23%
NET INCOME IMPROVES BY 170%

Philadelphia, PA, January 22, 2015 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended December 31, 2014.

Financial Highlights
	Three Months Ended			Twelve Months Ended
($ in millions, except per share data)	12/31/14	12/31/13	% Change	12/31/14	12/31/13	% Change

Assets	$1,214.6	$961.7	26%
Loans	781.9	679.3	15%
Deposits	1,072.2	869.5	23%
Total Revenue	$12.0	$10.6	12%	$43.8	$41.8	5%
Net Income	0.9	(3.3)	126%	2.4	(3.5)	170%
Net Income per Share	$0.02	$(0.13)	115%	$0.07	$(0.13)	154%

“Our fourth quarter results bring to conclusion a very successful year for Republic Bank led by continued growth in our market with our new model,” said Harry D. Madonna, Chairman and Chief Executive Officer of Republic Bank.  “With total assets, deposits and loans growing by double-digit percentages in 2014, it is clear that our strategic plan is producing strong and tangible results.”

“Our significant year-over-year growth reaffirms the commitment to our aggressive expansion plan,” added Madonna. “With fifteen stores, including our newest store recently opened in Glassboro, Republic Bank enters 2015 with substantial momentum and a growing public awareness that we are redefining the Customer experience.”

Highlights for the Period Ended December 31, 2014

•	Total assets increased by $253 million, or 26%, to $1.2 billion as of December 31, 2014 compared to $962 million as of December 31, 2013.

•	Non-interest bearing demand deposits increased by 42% to $224 million as of December 31, 2014 compared to $158 million as of December 31, 2013.

•
Total deposits increased by $203 million, or 23%, to $1.1 billion as of December 31, 2014 compared to $870 million as of December 31, 2013. The cost of funds on interest bearing deposits decreased to 0.47% for the year ended December 31, 2014 compared to 0.50% for the year ended December 31, 2013.

•	Total loans grew $103 million, or 15%, to $782 million as of December 31, 2014 compared to $679 million at December 31, 2013.

•
SBA lending continued to be a focal point of the Company’s lending strategy. More than $56 million in new SBA loans were originated during the year ended December 31, 2014. Our team is currently ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania and Delaware based on the dollar volume of loan originations.

•
Shareholders’ equity increased by 79% to $113 million as of December 31, 2014 compared to $63 million as of December 31, 2013 as a result of the $45 million common stock offering closed during the second quarter of 2014.

•	The Company’s Total Risk-Based Capital ratio was 15.10% and Tier I Leverage Ratio was 11.23% at December 31, 2014.

•	Tangible book value per share was $2.98 as of December 31, 2014.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Twelve Months Ended
	12/31/14	12/31/13	% Change	12/31/14	12/31/13	% Change
Total Revenue	$11,967	$10,649	12%	$43,846	$41,831	5%
Provision for Loan Losses	300	3,760	(92%)	900	4,935	(82%)
Non-interest Expenses	10,792	10,117	7%	40,550	40,411	0%
Net Income	853	(3,261)	126%	2,442	(3,480)	170%
Net Income per Share	$0.02	$(0.13)	115%	$0.07	$(0.13)	154%

The Company reported net income of $2.4 million, or $0.07 per share, for the twelve month period ended December 31, 2014, compared to a net loss of $3.5 million, or $(0.13) per share, for the twelve month period ended December 31, 2013.

Prior year earnings were impacted by charges associated with loans and relationships that were established prior to 2008 under the old Republic Bank model including a loan loss provision in the amount of $3.6 million on one loan, a $2.1 million writedown on an OREO property, and a $1.9 million settlement on an outstanding legal matter. Earnings in 2014 were not materially affected by legacy issues that impacted the prior year.

Net interest income increased by $3.2 million, or 10%, to $35.8 million for the year ended December 31, 2014 compared to $32.6 million for the year ended December 31, 2013.  This increase was driven by strong growth in interest-earning assets during the year.

The provision for loan losses decreased by $4.0 million, to $0.9 million for the twelve month period ended December 31, 2014 compared to $4.9 million in the prior year period mainly due to the aforementioned provision related to a single loan relationship recorded in the fourth quarter of 2013.

Non-interest expenses increased by a minimal amount during 2014 to $40.5 million during the twelve month period ended December 31, 2014 compared to $40.4 million during the twelve months ended December 31, 2013. Increases in salaries, employee benefits, occupancy and equipment expenses driven by the addition of new stores related to the Company’s expansion strategy were offset by decreases in foreclosed real estate and other operating expenses as a result of significant charges in 2013 that did not recur in 2014 as discussed previously.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	12/31/14	12/31/13	% Change	09/30/14	% Change

Total assets	$1,214,598	$961,665	26%	$1,130,716	7%
Total loans (net)	770,404	667,048	15%	739,817	4%
Total deposits	1,072,230	869,534	23%	990,075	8%
Total core deposits	1,061,994	859,301	24%	979,840	8%

Total assets increased by $252.9 million, or 26%, as of December 31, 2014 when compared to December 31, 2013.  Deposits grew by $202.7 million to $1.1 billion as of December 31, 2014 compared to $869.5 million as of December 31, 2013. The number of deposit accounts grew by 26% during the year ended December 31, 2014. The strong growth in assets, loans and deposits during 2014 was driven by  the Company’s successful execution of its growth strategy.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	12/31/14	12/31/13	% Change	09/30/14	% Change	4th Qtr 2014 Cost of Funds

Demand noninterest-bearing	$224,245	$157,806	42%	$216,642	4%	0.00%
Demand interest-bearing	283,768	230,221	23%	224,102	27%	0.39%
Money market and savings	488,848	402,671	21%	471,199	4%	0.45%
Certificates of deposit	65,133	68,603	(5%)	67,897	(4%)	0.78%
Total core deposits	$1,061,994	$859,301	24%	$979,840	8%	0.36%

Core deposits increased to $1.1 billion at December 31, 2014 compared to $859.3 million at December 31, 2013 as the Company moves forward with its expansion strategy which focuses on the gathering of low-cost core deposits. The Company recognized strong growth in demand, money market and savings account balances on a year to year basis, while at the same time decreasing the deposit cost of funds to 0.38% for the twelve month period ending December 31, 2014 compared to 0.41% for the twelve month period ending December 31, 2013.

Lending

Loans by type are as follows (dollars in thousands):

Description	12/31/14	% of Total	12/31/13	% of Total	09/30/14	% of Total

Commercial real estate	$379,259	48%	$342,794	50%	$366,611	49%
Construction and land development	29,861	4%	23,977	4%	38,236	5%
Commercial and industrial	145,113	19%	118,209	17%	134,340	18%
Owner occupied real estate	188,025	24%	160,229	24%	172,642	23%
Consumer and other	39,713	5%	31,981	5%	38,365	5%
Residential mortgage	408	0%	2,359	0%	2,314	0%
Deferred costs (fees)	(439)		(238)		(475)
Gross loans	$781,940	100%	$679,311	100%	$752,033	100%

Gross loans increased by $102.6 million, or 15%, to $781.9 million at December 31, 2014 compared to $679.3 million at December 31, 2013 as a result of an increase in quality loan demand over the last twelve months and continued success with our relationship banking model.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	12/31/14	09/30/14	12/31/13

Non-performing assets / total assets	2.07%	2.38%	1.51%
Quarterly net loan charge-offs / average loans	0.51%	0.08%	0.12%
Allowance for loan losses / gross loans	1.48%	1.62%	1.81%
Allowance for loan losses / non-performing loans	54%	53%	118%
Non-performing assets / capital and reserves	20%	22%	19%

Non-performing assets increased by $10.7 million to $25.2 million, or 2.07% of total assets, at December 31, 2014, compared to $14.5 million, or 1.51% of total assets, as of December 31, 2013.  This increase was primarily driven by one loan that was transferred to non-accrual status during the second quarter of 2014. A reserve for this loan was recorded during the fourth quarter of 2013 when it was initially downgraded to impaired status.

The allowance for loan losses as a percentage of non-performing loans decreased to 54% as of December 31, 2014, compared to 118%  as of December 31, 2013.  The ratio of non-performing assets to capital and reserves increased to 20% as of December 31, 2014, compared to 19% as of December 31, 2013.

Capital

The Company’s capital ratios at December 31, 2014 were as follows:

	Actual December 31, 2014	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	11.23%	5.00%
Tier 1 Risk Based Capital	13.88%	6.00%
Total Risk Based Capital	15.10%	10.00%
Tangible Common Equity	9.29%	n/a

During the second quarter of 2014, the Company successfully completed a private placement offering of common stock in the amount of $45 million.  11.8 million shares were sold through the offering at a price of $3.80 per share. Total shareholders’ equity increased to $112.8 million at December 31, 2014 compared to $62.9 million at December 31, 2013.  Tangible book value per share increased to $2.98 at December 31, 2014 compared to $2.42 per share at December 31, 2013.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its fifteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees and Glassboro, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2013 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:
Republic First Bancorp, Inc.

Contact:
Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands)	2014	2014	2013

ASSETS
Cash and due from banks	$14,822	$13,546	$12,525
Interest-bearing deposits and federal funds sold	114,004	92,298	23,355
Total cash and cash equivalents	128,826	105,844	35,880

Securities - Available for sale	185,379	158,830	204,891
Securities - Held to maturity	67,866	68,991	21
Restricted stock	1,157	1,725	1,570
Total investment securities	254,402	229,546	206,482

Loans held for sale	1,676	789	4,931

Loans receivable	781,940	752,033	679,311
Allowance for loan losses	(11,536)	(12,216)	(12,263)
Net loans	770,404	739,817	667,048

Premises and equipment	35,030	29,767	22,748
Other real estate owned	3,715	3,775	4,059
Other assets	20,545	21,178	20,517

Total Assets	$1,214,598	$1,130,716	$961,665

LIABILITIES
Non-interest bearing deposits	$224,245	$216,642	$157,806
Interest bearing deposits	847,985	773,433	711,728
Total deposits	1,072,230	990,075	869,534

Subordinated debt	22,476	22,476	22,476
Other liabilities	7,081	6,572	6,756

Total Liabilities	1,101,787	1,019,123	898,766

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	383	383	265
Additional paid-in capital	152,234	152,122	107,078
Accumulated deficit	(35,266)	(36,119)	(37,708)
Treasury stock at cost	(3,725)	(3,725)	(3,099)
Stock held by deferred compensation plan	(183)	(183)	(809)
Accumulated other comprehensive income (loss)	(632)	(885)	(2,828)

Total Shareholders' Equity	112,811	111,593	62,899

Total Liabilities and Shareholders' Equity	$1,214,598	$1,130,716	$961,665

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2014	2014	2013	2014	2013

INTEREST INCOME
Interest and fees on loans	$9,236	$9,000	$8,181	$34,869	$32,335
Interest and dividends on investment securities	1,470	1,356	1,321	5,417	4,685
Interest on other interest earning assets	80	45	42	187	185
Total interest income	10,786	10,401	9,544	40,473	37,205

INTEREST EXPENSE
Interest on deposits	968	918	828	3,536	3,478
Interest on borrowed funds	278	277	278	1,108	1,112
Total interest expense	1,246	1,195	1,106	4,644	4,590

Net interest income	9,540	9,206	8,438	35,829	32,615
Provision for loan losses	300	300	3,760	900	4,935

Net interest income after provision for loan losses	9,240	8,906	4,678	34,929	27,680

NON-INTEREST INCOME
Service fees on deposit accounts	328	316	277	1,224	1,046
Gain on sale of SBA loans	1,903	614	1,475	4,717	5,338
Gain (loss) on sale of investment securities	-	-	-	458	703
Other non-interest income	196	441	459	1,618	2,129
Total non-interest income	2,427	1,371	2,211	8,017	9,216

NON-INTEREST EXPENSE
Salaries and employee benefits	5,147	5,074	3,788	20,089	17,064
Occupancy and equipment	1,746	1,749	1,453	6,629	5,740
Legal and professional fees	615	614	847	2,758	3,298
Foreclosed real estate	732	376	1,408	1,794	3,179
Regulatory assessments and related fees	274	258	345	1,065	1,257
Other operating expenses	2,278	1,915	2,276	8,215	9,873
Total non-interest expense	10,792	9,986	10,117	40,550	40,411

Income (loss) before provision (benefit) for income taxes	875	291	(3,228)	2,396	(3,515)

Provision (benefit) for income taxes	22	(6)	33	(46)	(35)

Net income (loss)	$853	$297	$(3,261)	$2,442	$(3,480)

Net Income (Loss) per Common Share
Basic	$0.02	$0.01	$(0.13)	$0.07	$(0.13)
Diluted	$0.02	$0.01	$(0.13)	$0.07	$(0.13)

Average Common Shares Outstanding
Basic	37,815	37,815	25,973	34,232	25,973
Diluted	38,121	38,253	25,973	34,591	25,973

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	December 31, 2014			September 30, 2014			December 31, 2013

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$122,787	$80	0.26%	$77,666	$45	0.23%	$61,963	$42	0.27%
Securities	234,479	1,527	2.60%	221,357	1,408	2.54%	206,259	1,361	2.64%
Loans receivable	757,953	9,283	4.86%	744,466	9,046	4.82%	663,567	8,226	4.92%
Total interest-earning assets	1,115,219	10,890	3.87%	1,043,489	10,499	3.99%	931,789	9,629	4.10%

Other assets	55,997			53,430			46,363

Total assets	$1,171,216			$1,096,919			$978,152

Interest-bearing liabilities:

Demand non interest-bearing	$214,872			$196,734			$159,956
Demand interest-bearing	258,443	252	0.39%	229,229	220	0.38%	218,275	210	0.38%
Money market & savings	478,651	537	0.45%	449,848	509	0.45%	419,982	431	0.41%
Time deposits	76,756	179	0.93%	79,798	189	0.94%	81,744	187	0.91%
Total deposits	1,028,722	968	0.37%	955,609	918	0.38%	879,957	828	0.37%

Total interest-bearing deposits	813,850	968	0.47%	758,875	918	0.48%	720,001	828	0.46%

Other borrowings	22,689	278	4.86%	22,476	277	4.89%	22,476	278	4.91%

Total interest-bearing liabilities	836,539	1,246	0.59%	781,351	1,195	0.61%	742,477	1,106	0.59%
Total deposits and
other borrowings	1,051,411	1,246	0.47%	978,085	1,195	0.48%	902,433	1,106	0.49%

Non interest-bearing liabilities	7,427			7,198			9,312
Shareholders' equity	112,378			111,636			66,407
Total liabilities and
shareholders' equity	$1,171,216			$1,096,919			$978,152

Net interest income		$9,644			$9,304			$8,523
Net interest spread			3.28%			3.38%			3.51%

Net interest margin			3.43%			3.54%			3.63%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the twelve months ended			For the twelve months ended
(dollars in thousands)	December 31, 2014			December 31, 2013

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$75,593	$187	0.25%	$67,307	$185	0.27%
Securities	217,939	5,613	2.58%	192,315	4,820	2.51%
Loans receivable	724,231	35,052	4.84%	640,233	32,523	5.08%
Total interest-earning assets	1,017,763	40,852	4.01%	899,855	37,528	4.17%

Other assets	50,302			50,616

Total assets	$1,068,065			$950,471

Interest-bearing liabilities:

Demand non interest-bearing	$189,810			$149,125
Demand interest-bearing	233,693	888	0.38%	192,224	825	0.43%
Money market & savings	439,484	1,929	0.44%	417,652	1,786	0.43%
Time deposits	78,073	719	0.92%	92,484	867	0.94%
Total deposits	941,060	3,536	0.38%	851,485	3,478	0.41%

Total interest-bearing deposits	751,250	3,536	0.47%	702,360	3,478	0.50%

Other borrowings	22,530	1,108	4.92%	22,476	1,112	4.95%

Total interest-bearing liabilities	773,780	4,644	0.60%	724,836	4,590	0.63%
Total deposits and
other borrowings	963,590	4,644	0.48%	873,961	4,590	0.53%

Non interest-bearing liabilities	7,084			7,902
Shareholders' equity	97,391			68,608
Total liabilities and
shareholders' equity	$1,068,065			$950,471

Net interest income		$36,208			$32,938
Net interest spread			3.41%			3.54%

Net interest margin			3.56%			3.66%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands)	2014	2014	2013	2014	2013

Balance at beginning of period	$12,216	$12,063	$8,704	$12,263	$9,542

Provision charged to operating expense	300	300	3,760	900	4,935
	12,516	12,363	12,464	13,163	14,477

Recoveries on loans charged-off:
Commercial	120	264	48	385	117
Consumer	-	-	-	-	26
Total recoveries	120	264	48	385	143

Loans charged-off:
Commercial	(1,100)	(411)	(249)	(2,002)	(2,282)
Consumer	-	-	-	(10)	(75)

Total charged-off	(1,100)	(411)	(249)	(2,012)	(2,357)

Net charge-offs	(980)	(147)	(201)	(1,627)	(2,214)

Balance at end of period	$11,536	$12,216	$12,263	$11,536	$12,263

Net charge-offs as a percentage of
average loans outstanding	0.51%	0.08%	0.12%	0.22%	0.35%

Allowance for loan losses as a percentage
of period-end loans	1.48%	1.62%	1.81%	1.48%	1.81%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2014	2014	2014	2014	2013

Non-accrual loans:
Commercial real estate	$21,011	$22,607	$23,750	$9,733	$9,764
Consumer and other	429	437	446	643	656
Total non-accrual loans	21,440	23,044	24,196	10,376	10,420

Loans past due 90 days or more
and still accruing	-	131	2,722	-	-

Total non-performing loans	21,440	23,175	26,918	10,376	10,420

Other real estate owned	3,715	3,775	3,637	3,696	4,059

Total non-performing assets	$25,155	$26,950	$30,555	$14,072	$14,479

Non-performing loans to total loans	2.74%	3.08%	3.74%	1.49%	1.53%

Non-performing assets to total assets	2.07%	2.38%	2.87%	1.44%	1.51%

Non-performing loan coverage	53.81%	52.71%	44.81%	115.17%	117.69%

Allowance for loan losses as a percentage
of total period-end loans	1.48%	1.62%	1.68%	1.71%	1.81%

Non-performing assets / capital plus
allowance for loan losses	20.23%	21.77%	24.74%	18.27%	19.26%